                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                                    FORM S-8
                             Registration Statement
                                      Under
                           The Securities Act of 1933


                            LUCENT TECHNOLOGIES INC.

      A Delaware                                            I.R.S.Emp1oyer
      Corporation                                           No. 22-3408857


                    600 Mountain Ave., Murray Hill, New Jersey 07974

                    LUCENT TECHNOLOGIES INC. RETIREMENT SAVINGS PLAN

                                    Agent for Service
                     Florence L. Walsh, Vice President and Treasurer
                    600 Mountain Ave., Murray Hill, New Jersey 07974
                                     (908) 582-8500

                      Please send copies of all communications to:
        Richard J. Rawson, Senior Vice President, General Counsel and Secretary
                   600 Mountain Avenue, Murray Hill, New Jersey 07974

                             CALCULATION OF REGISTRATION FEE

                                   Proposed      Proposed
                                    maximum       maximum
   Title of           Amount       offering      aggregate      Amount of
securities to         to be         price        offering       registration
be registered       registered   per share(l)    price (1)          fee
-------------       ----------   ------------    ---------          ---


Common Stock, par   2,000,000       $93.844      $187,688,000   $55,367.96
value $.0l per
share (2)           ---------       --------     ------------   ----------


(1) Estimated solely for the purpose of calculating the registration fee and, pursuant to Rule 457(c) under the Securities Act of 1933, based on the average of the high and low sale prices of the Common Stock of Lucent Technologies Inc. on February 17, 1998.

(2) Including the related Preferred Share Purchase Rights. No separate consideration will be received for the Preferred Share Purchase Rights, which initially will trade together with the Common Stock.

      In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.


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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference.

            The following documents have been filed by Lucent Technologies Inc. (the "Company" or "Lucent Technologies") and the Lucent Technologies Inc. Retirement Savings Plan (the "Plan") with the Securities and Exchange Commission (the "SEC") and are incorporated herein by reference (File No. 001-11639):

      (1) The Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1997.

      (2) The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1997.

      (3) The Company's Current Report on Form 8-K dated October 21, 1997 filed on October 22, 1997.

      (4) The "Description of Capital Stock" section of the Company's Registration Statement on Form 10 filed with the SEC on February 26, 1996, as amended by Amendment No. 1 thereto filed on Form 10/A on March 12, 1996, Amendment No. 2 thereto filed on Form 10/A on March 22, 1996 and Amendment No. 3 thereto filed on Form 10/A on April 1, 1996.

      (5) The Plan's Annual Report on Form 11-K for the year ended December 31, 1996.

            All documents filed subsequent to the date hereof by the Company or the Plan with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and prior to the filing of a post-effective amendment hereto which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by Lucent Technologies pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made hereby is in effect prior to the filing with the SEC of Lucent Technologies' Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference herein or be a part hereof from and after the filing of such Annual Report on Form 10-K.

            Any statement contained in an Incorporated Document or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4.     Description of Securities

            Not Applicable.

Item 5.     Interests of Named Experts and Counsel.

            Not Applicable.

Item 6.     Indemnification of Directors and Officers.

            The Certificate of Incorporation (the "Certificate") of the Company provides that a director of the Company will not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law (the "DGCL") as amended from time to time, for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions, or (iv) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision will eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise, prior to such amendment or repeal.

            While the Certificate provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

            The Certificate provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, will be indemnified and held harmless by the Company to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the Company pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the DGCL. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Company thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

            The Certificate also specifically authorizes the Company to maintain insurance and to grant similar indemnification rights to employees or agents of the Company. The directors and officers of Lucent Technologies are covered by insurance policies indemnifying against certain liabilities, including certain liabilities arising under the Securities Act of 1933 (the "1933 Act"), which might be incurred by them in such capacities.

Item 7.     Exemption from Registration Claimed.

            Not Applicable.
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Item 8.     Exhibits.

            Exhibit
            Number
            -------

            4 Restated Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K dated July 18, 1996, File No. 001-11639)

            5.1 Opinion of Pamela F. Craven, Vice President - Law of the registrant, as to the legality of the securities to be issued.

            5.2   Internal Revenue Service Determination Letter.

            23.1  Consents of Coopers & Lybrand L.L.P.

            23.2 Consent of Pamela F. Craven is contained in the opinion of counsel filed as Exhibit 5.

            24 Powers of Attorney executed by officers and directors who signed this registration statement.

            The Company undertakes to make the changes to the Plan required by the IRS in the determination letter filed as Exhibit 5.2.

Item 9.     Undertakings.

            (1) The undersigned registrant hereby undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;


Provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

            (2) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
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            (3) The undersigned registrant hereby undertakes to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and each filing of the Plan's annual report pursuant to Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (5) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

            The Company

            Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in Murray Hill, New Jersey, on the 18th day of February, 1998.

                                           LUCENT TECHNOLOGIES INC.


                                           By:    /s/ James S. Lusk
                                           Name:  James S. Lusk
                                           Title: Vice President and Controller

            Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement or amendment thereto has been signed below by the following persons in the capacities and on the date indicated.

Principal Executive Officer:                   #####
                                                   #
Richard A. McGinn         Chairman of the Board    #
                           and Chief Executive     #
                                Officer            #
                                                   #
Principal Financial Officer:                       #
                                                   #
Donald K. Peterson        Executive Vice President #
                            and Chief Financial    #
                                 Officer           #
                                                   #
                                                   #
Principal Accounting Officer:                      #
                                                   #
James S. Lusk               Vice President and     ### By: /s/ James S. Lusk
                               Controller          #
                                                   #        (James S. Lusk
                                                   #        attorney--in--fact)*
Directors:                                         #
                                                   #      *by power of attorney
         Paul A. Allaire                           #
         Carla A. Hills                            #   Date: February 18, 1998
         Drew Lewis                                #
         Richard A. McGinn                         #
         Paul H. O'Neill                           #
         Donald S. Perkins                         #
         Henry B. Schacht                          #
         Franklin A. Thomas                        #
         John A. Young                         #####
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                                   SIGNATURES

            The Plan

            Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Morristown, State of New Jersey, on this 18th day of February, 1998.

                               LUCENT TECHNOLOGIES INC. RETIREMENT SAVINGS PLAN

                               By:   /s/ R. Polese
                               Name: Raymond Polese
                               Title: Staff Manager

                                  EXHIBIT INDEX

Exhibit
Number
------

4 Restated Certificate of Incorporation, as amended. (Incorporated by reference to Exhibit 3(i) of the Current Report on Form 8-K dated July 18, 1996, File No. 001-11639)


5.1 Opinion of Pamela F. Craven, Vice President - Law of the registrant, as to the legality of the securities to be issued.

5.2         Internal Revenue Service Determination Letter.

23.1        Consents of Coopers & Lybrand L.L.P.

23.2 Consent of Pamela F. Craven is contained in the opinion of counsel filed as Exhibit 5.

24 Powers of Attorney executed by officers and directors who signed this registration statement.